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                                                                     EXHIBIT 3.6

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                     HANOVER COMPRESSION LIMITED PARTNERSHIP

     This Limited Partnership Agreement of Hanover Compression L.P. is made and entered into to be effective as of the 8th day of December, 2000, by and among Hanover LLC 3, LLC, a Delaware limited liability company, as general partner, and Hanover Compression Limited Holdings, LLC, a Delaware limited liability company, as limited partner. All capitalized terms used herein shall have the meaning set forth in Section 1.08 hereof and Exhibit A hereto unless the context
                     ------------            ---------
clearly indicates otherwise.

                                   WITNESSETH:

     For and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree as follows:

                                   ARTICLE I.

                            ORGANIZATION AND PURPOSE
                            ------------------------

     Section 1.01  Formation of Limited Partnership. The Partners hereby agree
                   --------------------------------
to form a limited partnership pursuant to the Act.

     Section 1.02  Name. The name of the Partnership shall be Hanover
                   ----
Compression Limited Partnership or such other name as shall be selected by the General Partner. All business and affairs of the Partnership shall be conducted solely under, and all Partnership Assets shall be held solely in, such name unless otherwise determined by the General Partner.

     Section 1.03  Effective Date and Term. The Partnership shall be in effect
                   -----------------------
for a term beginning on the Effective Date and shall continue under this Agreement (as amended from time to time) until dissolved upon the occurrence of an event that causes the dissolution of the Partnership in accordance with the provisions of this Agreement, and thereafter to the extent provided by applicable law, until wound up and terminated as provided herein.

     Section 1.04  Business and Purpose. The business and purpose of the
                   --------------------
Partnership is to engage in any and all business activities that may be lawfully conducted under the Act.

     Section 1.05  Documents. The Partners hereby ratify and approve the actions
                   ---------
of the General Partner in executing the Certificate in accordance with the Act and causing the same to be filed in the office of the Secretary of State of the State of Delaware on December __, 2000.

     Section 1.06  Principal Place of Business. The principal place of business
                   ---------------------------
of the Partnership shall be 12001 North Houston Rosslyn, Houston, Texas, 77806 or at such other place or places as the General Partner may designate from time to time. The General Partner shall be

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responsible for maintaining at the Partnership's principal place of business those records required by the Act to be maintained there.

     Section 1.07  Registered Agent and Office. The registered agent for service
                   ---------------------------
of process on the Partnership in the State of Delaware or any other jurisdiction shall be The Corporation Trust Company or such other Person or Persons as the General Partner may designate from time to time. The registered office of the Partnership in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801 or such other place as the General Partner may designate from time to time.

     Section 1.08  Certain Definitions. As used in this Agreement, the following
                   -------------------
terms shall have the meanings specified as follows:

     "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, Del. Code Ann., S.17-101, et seq., or, from and after the date any successor statute becomes, by its terms, applicable to the Partnership, such successor statute, in each case as amended at such time by amendments that are, at that time, applicable to the Partnership. All references to sections of the Act include any corresponding provision or provisions of any such successor statute.

     "Affiliate" shall mean, with respect to any specified Person, (i) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person or (ii) any Person that is an officer or director of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity. As used in this definition of "Affiliate", the terms "controls", "controlled by" and "under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Limited Partnership Agreement, as from time to time amended, supplemented or restated.

     "Capital Contributions" shall mean, with respect to any Partner, such Partner's total contributions to the capital of the Partnership pursuant to this Agreement.

     "Certificate" shall mean the Partnership's Certificate of Limited Partnership, as such Certificate may from time to time be amended or restated.

     "Corporation Election" shall have the meaning set forth in Section 4.01 hereof.

     "Covered Person" shall have the meaning set forth in Article VII hereof.
                                                          -----------

     "Effective Date" shall mean the date set forth in the opening paragraph of this Agreement.

     "Entity" shall mean any corporation, general partnership, limited partnership, limited liability company, joint venture, trust, business trust, cooperative, association or other entity.

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     "General Partner" shall mean Hanover LLC 3, LLC and/or any other Person admitted to the Partnership as a General Partner pursuant to the terms hereof.

     "Limited Partner" shall mean Hanover Compression Limited Holdings, LLC and/or any other Person admitted to the Partnership as a Limited Partner pursuant to the terms hereof.

     "Partner" and "Partners" shall mean, as the context requires, each or all of the General Partner and the Limited Partners.

     "Partnership" shall mean Hanover Compression Limited Partnership, a Delaware limited partnership, and its successors.

     "Partnership Assets" shall mean all assets, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership.

     "Percentage Interest" shall mean for each Partner the percentage interest in the Partnership set forth opposite its name on the attached Schedule A which
                                                               ----------
is made a part of this Agreement for all purposes.

     "Person" shall mean any natural person or Entity.

     "Substituted Partner" shall mean any Person admitted to the Partnership in connection with the Transfer of an interest pursuant to Section 5.02 hereof.
                                                        ------------

     "Terminating Partner" shall have the meaning set forth in Section 6.05
                                                               ------------
hereof.

     "Transfer" shall have the meaning set forth in Section 5.01 hereof.
                                                    ------------

     "Withdrawing Partner" shall have the meaning set forth in Section 6.03
                                                               ------------
hereof.

                                  ARTICLE II.
                                   OPERATIONS
                                   ----------

     Section 2.01  Management of Partnership.
                   -------------------------

             (a) The General Partner shall have exclusive control over the business of the Partnership and shall have all rights, powers and authority generally conferred by law or necessary, advisable or consistent in connection therewith. The General Partner may, in its discretion, appoint officers of the Partnership (such as President, Vice President, Treasurer, Secretary and Assistant Secretary) to act as agents of the Partnership. If the General Partner so resolves in writing, any such officer may bind the Partnership by executing and delivering contracts, agreements or instruments in the name and on behalf of the Partnership. The Limited Partner shall have no right to participate in or vote upon any Partnership matters except as specifically provided by this Agreement or required by any mandatory provision of the Act.

             (b) Without limiting the foregoing, the General Partner shall have full power on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership and to perform all acts and to execute and deliver all agreements, instruments

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and other documents which it, in its sole discretion, may deem necessary or desirable, including without limitation, the power to:

                   (i) enter into, deliver, perform, construe and take any action under, any contract, agreement or other instrument as the General Partner shall determine to be necessary or desirable to further the purpose of the Partnership;

                   (ii) open, maintain and close bank accounts, make deposits thereunder and investment decisions with respect thereto and draw checks or other orders for the payment of moneys;

                   (iii) collect all sums due the Partnership, including the assertion by all advisable means of the Partnership's right to payment;

                   (iv) to the extent that funds of the Partnership are available therefor, pay as they become due all debts, obligations and operating expenses of the Partnership including, without limitation, the salaries, bonuses, benefits and expenses of the employees and agents of the Partnership and equipment and office acquisitions and operating costs;

                   (v) employ and dismiss from employment, and pay the fees and expenses of, any and all employees, attorneys, accountants, consultants, advisors or other agents, on such terms and for such compensation as the General Partner may determine, whether or not such person may also be otherwise employed by any affiliate of the General Partner;

                   (vi)   obtain insurance for the Partnership;

                   (vii)  admit additional partners;

                   (viii) determine distributions of Partnership cash and other property as provided in Article IV;

                   (ix) bring and defend actions, investigations and proceedings at law or equity or arbitrations or other forms of alternative dispute resolution before any governmental, administrative or other regulatory agency, body or commission or arbitrator, mediator or other forum for dispute resolution;

                   (x) make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may in the sole judgment of the General Partner be necessary or desirable for the acquisition, management or disposition of assets by the Partnership, including without limitation the exercise of rights to elect to adjust the tax basis of Partnership assets;

                   (xi) incur expenses and other obligations on behalf of the Partnership and, to the extent that funds of the Partnership are available for such purpose, pay all such expenses and obligations;

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                   (xii)  cause the Partnership to incur or guarantee
     indebtedness for borrowed money;

                   (xiii) possess and exercise all rights and powers of general partners under the Act, in furtherance of the purposes of the Partnership;

                   (xiv) consult with and seek the advice of one or more of the Limited Partners as contemplated by Section 17-303 of the Act;

                   (xv) borrow money, execute instruments evidencing indebtedness and secure indebtedness by mortgage, deed of trust, pledge, security interest or other lien in furtherance of Partnership purposes; to pay and discharge all indebtedness owing with respect to and secured by the Partnership's assets, or any part thereof, and to cause the Partnership to make such other payments and perform such other acts as the General Partner may deem necessary to preserve the interest of the Partnership therein;

                   (xvi) sell, assign, transfer, convey or otherwise dispose of Partnership property; to merge one or more entities with and into the Partnership; to file any documents relating thereto with any public official or third party;

                   (xvii) prepare and file all requisite tax returns required by federal, state and local authorities having jurisdiction over the Partnership, and to cause the Partnership to pay and discharge all taxes and assessments levied and assessed against the Partnership's assets or any part thereof;

                   (xviii) keep all books of accounts and other records required by the Partnership, and to keep vouchers, statements, receipted bills and invoices and other records, covering collections, disbursements, and other data in connection with the Partnership; and

                   (xix) do any act which is necessary to carrying out any of the purposes of the Partnership, including without limitation the foregoing.

     Section 2.02  Power of Attorney. By the execution of this Agreement, the
                   -----------------
Limited Partner does irrevocably constitute and appoint the General Partner as its true and lawful attorney-in-fact and agent with full power and authority to act in its name, place and stead in the execution, acknowledgement, delivering, filing and recording of all certificates and documents that the General Partner deems necessary or reasonably appropriate for the following specific purposes:

                   (i) to qualify or continue the Partnership as a limited partnership in Delaware and to qualify the Partnership to do business in the states in which the Partnership is required to qualify;

                   (ii) to reflect a change in the identity of any Partner, the addition of any Partner pursuant to the provisions of Article V or an
                                                               ---------
     amendment of this Agreement made pursuant to the provisions of Section 8.03; and

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                   (iii)  to reflect the dissolution and termination of the
     Partnership after same has been dissolved and terminated in accordance herewith.

The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall, to the extent permitted by law, survive the termination of the Limited Partner, and shall be binding on any assignee or vendee of the Limited Partner's Percentage Interest hereunder, or any portion thereof, including any of the distributive rights relating thereto.

     Section 2.03  Partnership Expenses. Except as otherwise provided in this
                   --------------------
Agreement, the Partnership shall be responsible for paying all costs and expenses related to the business of the Partnership. In the event any such costs and expenses are or have been paid by any Partner, then, except as expressly provided herein to the contrary, such Partner shall be entitled to be reimbursed for such payment. The payments and reimbursements provided in this Section 2.02
                                                                   ------------
shall be made regardless of whether any distributions are made to the Partners under Article IV hereof.
      ----------

                                  ARTICLE III.
                                    FINANCING
                                    ---------

     Section 3.01  Capital Contributions; Etc.
                   --------------------------

             (a) On the Effective Date, each of Hanover LLC 3, LLC and Hanover Compression Limited Holdings, LLC agrees to contribute to the capital of the Partnership the property set forth opposite its name on the attached Schedule A,
                                                                     ----------
which is made a part of this Agreement for all purposes, as its initial Capital Contribution.

             (b) The Partners shall not be obligated to make any additional Capital Contributions or loan money to the Partnership.

     Section 3.02  Limited Liability of Partners. The Limited Partner shall not
                   -----------------------------
be liable for the losses, debts, liabilities, contracts or other obligations of the Partnership except as otherwise required by the law.

     Section 3.03  Treatment of Capital Contributions. Except as may otherwise
                   ----------------------------------
be provided in this Agreement, no Partner shall be entitled to interest on its Capital Contributions nor shall any Partner be entitled to demand the return of all or any part of such Capital Contributions.

     Section 3.04  No Third Party Beneficiaries. Nothing in this Agreement, and,
                   ----------------------------
without limiting the generality of the foregoing, in this Article III, expressed
                                                          -----------
or implied, is intended or shall be construed to give to any creditor of the Partnership or to any creditor of any Partner or any other Person whatsoever, other than the Partners and the Partnership, any legal or equitable right, remedy or claim against, under or in respect of the Partnership, the Partners or this Agreement or any covenant, condition or provisions herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Partners and the Partnership.

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                                   ARTICLE IV.
                ALLOCATION, DISTRIBUTIONS AND ACCOUNTING MATTERS
                ------------------------------------------------

     Section 4.01 Certain Tax and Accounting Matters. The Partnership shall file
                  ----------------------------------
an Internal Revenue Service Form 8832 (Entity Classification Election) and elect to be classified as a corporation for federal tax purposes under Treasury Regulation Section 301.7701-3 (the "Corporation Election"). For those jurisdictions that do not give effect to the Corporation Election, the Partnership shall establish and maintain Partner capital accounts, allocate Profits and Losses, and address tax and accounting matters in accordance with the provisions of Exhibit A, hereunto annexed and made a part hereof, which
                  ---------
provisions are incorporated herein and shall constitute part of this Agreement.

     Section 4.02 Distributions to Partners. From time to time, the General
                  -------------------------
Partner shall distribute funds in such amounts as it may determine, in its sole discretion. All funds shall be distributed to the Partners in accordance with their respective Percentage Interests at the time of the distribution. In determining the amount of funds to distribute pursuant to this Section 4.02, the
                                                               ------------
General Partner may consider such factors as the need to allocate funds to any reserves for Partnership contingencies or any other Partnership purposes that the General Partner deems necessary or appropriate.

                                   ARTICLE V.
                                    TRANSFERS
                                    ---------

     Section 5.01 Transfers. Any Limited Partner or the General Partner may not
                  ---------
sell, transfer, assign, mortgage, hypothecate or otherwise permit or suffer any encumbrance of ("Transfer") all or any part of its interest in the profits, losses or distributions of the Partnership without the prior unanimous written consent of the other Partners. All reasonable costs and expenses incurred by the Partnership in connection with any Transfer, and the admission of a Person as a Substituted Partner, shall be paid by the transferee.

     Section 5.02 Restrictions on Transfer. In the event of any Transfer or
                  ------------------------
Transfers permitted by this Article V, the interest so Transferred shall remain
                            ---------
subject to all terms and provisions of this Agreement; and the assignee or transferee shall be deemed, by accepting the interest so Transferred, to have assumed all the obligations hereunder relating to the interest so Transferred. Any transferee or assignee of the interest of a Partner shall automatically be admitted as a Substituted Partner. Any assignee of a General Partner interest in the Partnership admitted to the Partnership as a Substituted Partner shall succeed to and assume the management and voting rights of the Transferring General Partner. Except as provided herein, upon admission, a Substituted Partner shall be subject to all provisions of the Agreement in the place and stead of its assignor as if the Substituted Partner were originally a party to this Agreement. Upon admission of a transferee of the entire interest of a Partner as a Substituted Partner, the transferor shall be automatically withdrawn as a Partner from the Partnership, and shall be relieved of any corresponding obligations as a Partner hereunder, including, without limitation, any obligations of the Partnership or any other Partner.

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                                   ARTICLE VI.
                    WITHDRAWAL, DISSOLUTION, AND TERMINATION
                    ----------------------------------------

     Section 6.01 Withdrawal. Except in connection with the Transfer of an
                  ----------
interest in the Partnership, no Partner shall at any time retire or withdraw from the Partnership without obtaining the prior unanimous written consent of the remaining Partners. The withdrawal of any Limited Partner shall not dissolve the Partnership; and the Partnership shall continue notwithstanding such withdrawal.

     Section 6.02 Dissolution/Winding-Up. The Partnership shall be dissolved and
                  ----------------------
wound up upon the occurrence of any of the following:

             (a) the resignation of a General Partner other than in connection with the Transfer of an interest in the Partnership, unless:

                  (i) the remaining General Partner, if any, elects in writing within thirty (30) days after such withdrawal to reconstitute the Partnership, to continue as the General Partner and to continue the Partnership and its business, or

                  (ii) if there is no remaining General Partner within ninety
     (90) days after such withdrawal, all of the Limited Partners agree to appoint in writing a successor General Partner, as of the date of the withdrawal of the General Partner, and agree to reconstitute the Partnership and to continue the business of the Partnership, and such successor General Partner agrees in writing to accept such appointment;

             (b) the sale, exchange or other disposition of all or substantially all of the Partnership Assets; or

             (c)  the unanimous written election of the Partners.

     Section 6.03 Continuation and Reconstitution of Partnership. If the
                  ----------------------------------------------
Partnership is continued as provided in Sections 6.01, 6.02(a)(i) or (ii) then,
                                        -------------  ----------    ----
as of the date of withdrawal, the Partner with respect to which an event of withdrawal under Sections 6.01 or 6.02 has occurred (or its successor in
                 -------------    ----
interest) (the "Withdrawing Partner") shall have none of the powers of a Partner under the Agreement or applicable law and shall have only the rights and powers of an assignee of the interest of such Partner hereunder to share in any Partnership profits, losses and distributions in accordance with its interest in the Partnership and shall have no other rights, powers or liabilities of a Partner hereunder; provided, however, that any Withdrawing Partner shall remain subject to all of its obligations, liabilities, restrictions and remedies with respect to Capital Contributions, and shall remain subject to all restrictions provided for with respect to a Partner's interest hereunder unless specifically otherwise agreed by all the remaining Partners.

     Section 6.04 Bankruptcy, etc. of a Limited Partner. The withdrawal,
                  -------------------------------------
termination (in the case of a Limited Partner that is a partnership), dissolution (in the case of a Limited Partner that is a corporation), retirement or adjudication as a bankrupt of a Limited Partner shall not dissolve nor wind-up the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership and to receive distributions of Partnership funds shall, upon the happening of such an event, pass to the Limited Partner's legal representative, or successor in

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interest, as the case may be, subject to the Agreement, and the Partnership shall continue as a limited partnership but in no event shall such Limited Partner's legal representative, or successors in interest, become a Substituted Partner except with the consent of all of the Partners.

     Section 6.05 Termination of Partnership.
                  --------------------------

             (a) Upon the winding-up and dissolution of the Partnership unless continued pursuant to Sections 6.01 or 6.02, the Partnership shall be terminated
                      -------------    ----
as rapidly as business circumstances will reasonably permit. At the direction of the General Partner, or a Person approved by the Limited Partner(s) if the winding-up and dissolution of the Partnership is pursuant to Section 6.02(a)(ii)
                                                             -------------------
hereof (the General Partner or the other Person, as the case may be, being herein called the "Terminating Partner"), a full accounting of the assets and liabilities of the Partnership shall be taken and a statement of the Partnership Assets shall be furnished to all Partners as soon as is reasonably practicable.

             (b) After the payment of all expenses of liquidation and of all debts and liabilities of the Partnership in such order or priority as provided by law (including any debts or liabilities to Partners, who shall be treated as secured or unsecured creditors, as may be the case, to the extent permitted by law, for sums loaned to the Partnership, if any, as distinguished from Capital Contributions) and after all resulting items of Partnership Profits and Losses have been allocated to the Partners in accordance with the terms of Exhibit A,
                                                                    ---------
all remaining Partnership Assets shall then be distributed among the Partners in accordance with the provisions of Section 4.02 hereof. All liquidating
                                  ------------
distributions shall be made in assets of the Partnership and/or in cash as the Terminating Partner shall determine in its sole and absolute discretion.

     Section 6.06 General Partners Not Personally Liable for Return of Capital
                  ------------------------------------------------------------
Contributions. No General Partner nor any Affiliate of any General Partner shall
-------------
be personally liable for the return of the Capital Contributions of any Partner, and such return shall be made solely from available Partnership Assets, if any, and each Limited Partner hereby waives any and all claims it may have against any General Partner or any such Affiliate in this regard.

     Section 6.07 Provisions Cumulative. All provisions of this Agreement
                  ---------------------
relating to the dissolution, liquidation and termination of the Partnership shall be cumulative to the extent not inconsistent with other provisions herein; that is, the exercise or use of one of the provisions hereof shall not preclude the exercise or use of any other provision of this Agreement to the extent not inconsistent therewith.

                                  ARTICLE VII.
                                 INDEMNIFICATION
                                 ---------------

     The Partnership shall indemnify and hold harmless each General Partner and Limited Partner and its equity holders, members, directors, officers, employees, agents and Affiliates (each, a "Covered Person") from and against any and all claims or liabilities of any nature whatsoever, including legal fees and other expenses reasonably incurred, arising out of or in connection with the activities of the Partnership or any action taken or omitted by any such Covered Person by or on behalf of the Partnership pursuant to authority granted by this Agreement except (i) for those incurred as a result of, arising from, or relating to, the gross

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negligence, willful misconduct or bad faith of such Covered Person, or a knowing and material violation by such Covered Person of the provisions of this Agreement, (ii) as to which indemnification is barred under the federal securities law, the Act or other applicable law, or (iii) as to its share as Partner in any losses or expenses of the Partnership, including any indemnification provided pursuant to this Article VII. In the event that any
                                          -----------
Covered Person becomes involved in any capacity in any suit, action, proceeding or investigation with respect to which such Covered Person may be entitled to indemnification under this Article VII, the Partnership will periodically
                           -----------
reimburse such Covered Person for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, however, that such Covered Person shall provide an undertaking to promptly repay to the Partnership the amount of any such expenses paid to it if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Partnership as herein provided in connection with such suit, action, proceeding or investigation.

     The satisfaction of any indemnification and any saving harmless pursuant to this Article VII shall be solely from Partnership Assets and no Partner shall be
     -----------
required to contribute additional capital or otherwise pay any amounts in respect of any indemnification obligations hereunder.

     No amendment, alteration or repeal of this Article VII or any provision
                                                -----------
hereof will be effective as to any Covered Person for acts, events and circumstances that occurred, in whole or in part, before that amendment, alteration or repeal. The provisions of this Article VII will continue as to any
                                             -----------
Covered Person whose company status has ceased for any reason and will inure to the benefit of its heirs, executors, administrators, successors and assigns. Neither the provisions of this Article VII nor those of any agreement to which
                               -----------
the Partnership is a party will preclude the indemnification of any person, entity or organization which this Article VII does not specify as having the
                                  -----------
right to receive indemnification or is not a party to any such agreement, but which the Partnership has the power or obligation to indemnify under the provisions of the Act.

                                  ARTICLE VIII.
                                  MISCELLANEOUS
                                  -------------

     Section 8.01 Other Competing Business. Except as may be provided in any
                  ------------------------
other agreement to which the parties hereto may be a party but notwithstanding anything else to the contrary contained in or inferable from this Agreement, the Act or any other statute or principle of law, neither the Partners nor any of their respective Affiliates shall be prohibited or restricted in any way from investing in or conducting, either directly or indirectly, businesses of any nature whatsoever, including the ownership and operation of businesses or properties similar to, competitive with or in the same geographical area as those held by the Partnership. Any investment in or conduct of any such businesses by a Partner or any of their respective Affiliates shall not give rise to any claim for an accounting by the other Partners or the Partnership or any right to claim any interest therein or the profits therefrom or damages in respect thereof.

     Section 8.02 Notice.
                  ------

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

             (a) All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and sent to a Partner at the address listed under such Partner's name on the signature page of this Agreement or via telecopier or other similar device to the telephone number listed opposite such Partner's name on the signature page, as both shall be changed by notice in accordance with this Section.

             (b) All notices, demands and requests to be sent to a Partner pursuant to this Agreement shall be deemed to have been properly given or served if: (i) personally delivered, (ii) deposited for next day delivery by Federal Express, or other similar overnight courier services, addressed to such Partner,
(iii) deposited in the United States mail, addressed to such Partner, prepaid and registered or certified with return receipt requested or (iv) transmitted via telecopier or other similar device to the attention of such Partner. Any notice sent in compliance with the above provisions shall be deemed given on the date received, except that notices sent by registered or certified mail, return receipt requested, shall be deemed given on the third business day next succeeding the day on which it was sent, or, if sooner, on the actual date received.

     Section 8.03 Amendments. Except as provided herein, amendments and
                  ----------
supplements may be made to or restatements made of this Agreement only with the prior unanimous consent of the Partners.

     Section 8.04 Force Majeure. If, as a result of force majeure (including and
                  -------------
without limitation any and all events and circumstances not within or subject to a party's reasonable control), the General Partner is unable to carry out, wholly or in part, its duties and obligations under this Agreement, then the duties and obligations of the General Partner, so far as the General Partner's ability to comply with them is affected by the force majeure, shall be suspended during the continuance of the force majeure. The General Partner shall use all reasonable diligence to remove the force majeure as quickly as reasonably possible. The requirement that any force majeure shall be remedied with all reasonable diligence shall not require the settlement of strikes, lockouts or other labor difficulty suffered, but resolution of all such difficulties shall be entirely within the discretion of the party concerned.

     Section 8.05 GOVERNING LAW. THE RIGHTS AND OBLIGATIONS OF THE PARTNERS
                  -------------
HEREUNDER SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     Section 8.06 Entire Agreement. Except as provided herein, this Agreement,
                  ----------------
including all exhibits and schedules to this Agreement, contains the entire agreement among the parties relative to the matters contained in this Agreement.

     Section 8.07 Waiver. No consent or waiver, express or implied, by any
                  ------
Partner to or for any breach or default by any other Partner in the performance by such other Partner of its or its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such other Partner under this Agreement. Failure on the part of any Partner to complain of any act or failure to act of any of the other Partners or to declare any of the Partners in default, regardless of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

     Section 8.08  Severability. If any provision of this Agreement or the
                   ------------
application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

     Section 8.09  Binding Agreement. Subject to the restrictions on transfers
                   -----------------
and encumbrances set forth in this Agreement, this Agreement shall inure to the benefit of, and be binding upon, the undersigned Partners and their respective legal representatives, successors and assigns. Whenever, in this Agreement, a reference to any party or Partner is made, such reference shall be deemed to include a reference to the legal representatives, successors and assigns of such party or Partner.

     Section 8.10  Waiver of Partition. Except as may be otherwise required by
                   -------------------
law in connection with the winding-up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership Assets.

     Section 8.11  Counterparts. This Agreement may be executed in multiple
                   ------------
counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement to be effective as of the Effective Date.

                     GENERAL PARTNER

                     Hanover LLC 3, LLC, a Delaware limited liability company


                                By: ___________________________________________
                                    William S. Goldberg
                                    President


                     LIMITED PARTNER

                     Hanover Compression Limited Holdings, LLC, a Delaware limited liability company

                                By: ___________________________________________
                                    William C. Bryant
                                    Vice President

                                   SCHEDULE A
                                     TO THE
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                     HANOVER COMPRESSION LIMITED PARTNERSHIP

---------------------------------------------------------------------------------------------------
             General Partner              Percentage Interest           Initial Capital
                                                                         Contributions
---------------------------------------------------------------------------------------------------
Hanover LLC 3, LLC                               1.0%                       $  10
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
             Limited Partner

---------------------------------------------------------------------------------------------------
Hanover Compression Limited Holdings            99.0%                       $ 990
---------------------------------------------------------------------------------------------------

                                    EXHIBIT A
                                     TO THE
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                    HANOVER COMPRESSION, LIMITED PARTNERSHIP

              CAPITAL ACCOUNTS; ALLOCATIONS OF PROFITS AND LOSSES;
              ----------------------------------------------------
              TAX AND ACCOUNTING MATTERS; CERTAIN OTHER PROVISIONS
              ----------------------------------------------------

                                    ARTICLE I
                                    ---------
                                CAPITAL ACCOUNTS

         Section 1.1 Definitions. When used in this Exhibit A, the following
                     -----------                    ---------
terms will have the meanings respectively indicated.

         "Adjusted Capital Account" means the Book Capital Account of a Partner
          ------------------------
reduced by any adjustments, allocations or distributions described in paragraphs
(b)(2)(ii)(d)(4), (5) or (6) of Section 1.704-1 of the Regulations and increased
                                ---------------
by any amounts such Partner is obligated to restore to the Partnership or is deemed obligated to restore pursuant to the penultimate sentences of Section
                                                                     -------
1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations.
-------------     -------------

         "Book Basis" means with respect to any asset, the asset's adjusted
          ----------
basis for federal income tax purposes provided, however, (i) if property is contributed to the Partnership, the initial Book Basis of such property shall equal its fair market value on the date of contribution; and (ii) if the Book Capital Accounts of the Partnership are adjusted pursuant to Regulations Section
                                                                         -------
1.704-1(b) to reflect the fair market value of any Partnership asset, the Book
----------
Basis of such asset shall be adjusted to equal its respective fair market value as of the time of such adjustment in accordance with such Regulation. The Book Basis of all assets shall be adjusted thereafter by Book Depreciation as provided in Regulations Section 1.704-1(b)(2)(iv)(g) and any other adjustment to
                        ----------------------------
the basis of assets other than Book Depreciation.

         "Book Capital Account" has the meaning set forth in Section 1.2 of this
          --------------------                               -----------
Exhibit A.
---------

         "Book Depreciation" means for each taxable year or other period, an
          -----------------
amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset of the Partnership for the year or other period, except that if the Book Basis of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the year or other period, Book Depreciation with respect to that asset shall be an amount which bears the same ratio to the beginning Book Basis as the federal income tax depreciation, amortization or other cost recovery deduction with respect to that asset for the year or other period bears to the beginning adjusted tax basis, provided that if the federal income tax depreciation, amortization, or other cost recovery deduction with respect to that asset for the year or other period is zero, Book Depreciation will be determined with reference to the beginning Book Basis using any reasonable method selected by the General Partner.

         "Code" means the Internal Revenue Code of 1986, as amended from time to
          ----
time.

         "Nonrecourse Deductions" has the meaning set forth in Section
          ----------------------                               -------
1.704-2(b)(1) of the Regulations.
-------------

         "Nonrecourse Liability" has the meaning set forth in Section
          ---------------------                               -------
1.752-1(a)(2) of the Regulations.
-------------

         "Partner Nonrecourse Debt" has the meaning set forth in Section
          ------------------------                               -------
1.704-2(b)(4) of the Regulations.
-------------

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in
          -------------------------------------
Section 1.704-2(i)(2) of the Regulations.
---------------------

         "Partner Nonrecourse Deductions" has the meaning set forth in Sections
          ------------------------------                               --------
1.704-2(i) and 1.704-2(i)(2) of the Regulations.
----------     -------------

         "Partnership Minimum Gain" has the meaning set forth in Sections
          ------------------------                               --------
1.704-2(b)(2) and 1.704-2(d) of the Regulations.
-------------     ----------

         "Profits" or "Losses" means the Partnership's taxable income or loss,
          -------      ------
respectively, as calculated in accordance with Section 703(a) of the Code (for
                                               --------------
this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in such
                       -----------------
taxable income or loss), with the following adjustments:

                  (i) any income and gain that is exempt from tax and all expenditures described in Section 705(a)(2)(B) of the Code (or treated
                                   --------------------
         as expenditures so described pursuant to Section 1.704-1(b)(2)(iv)(i)
                                                  ----------------------------
         of the Regulations), and not otherwise taken into account in computing Profits or Losses shall be reflected in such Profits or Losses;

                  (ii) Book Depreciation, and not the depreciation, depletion or amortization deduction or allowance that shall be allowable for federal income tax purposes to the Partnership with respect to a Partnership Asset, shall be taken into account;

                  (iii) The Book Basis of Partnership assets and not the adjusted tax basis, shall be used in calculating such Profits or Losses;

                  (iv) Any increase or decrease to Book Capital Accounts as a result of any adjustment pursuant to Regulations Section
                                                          -------
         1.704-1(b)(2)(iv)(g) shall constitute an item of Profit or Loss as
         --------------------
         appropriate; and

                  (v)   Any amounts allocated under Sections 2.2 and 2.3 of this
                                                    ------------     ---
         Exhibit A shall not be taken into account in computing Profits or
         ---------
         Losses.

         "Regulations" means the temporary, final and proposed Income Tax
          -----------
Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

         Section 1.2 Book Capital Accounts. A capital account (the "Book Capital
                     ---------------------                          ------------
Account") for each Partner shall be maintained at all times during the term of
-------
the Partnership in accordance
with this Section 1.2 and the capital accounting rules set forth in Section
          -----------                                               -------
1.704-1(b)(2)(iv) and in Section 1.704-2 of the Regulations. In the event that
-----------------        ---------------
at any time during the term of the Partnership it shall be determined that the Book Capital Accounts shall not have been maintained as required by this Section
                                                                         -------
1.2, then said accounts shall be retroactively adjusted so that the same shall
---
conform to this Section 1.2.
                -----------

         (a) Initial Book Capital Accounts. The Book Capital Accounts of the
             -----------------------------
Partners as of the date hereof (and after the contributions described in Section
                                                                         -------
3.01 of the Agreement have been made) shall be as more fully reflected on the
----
Partnership's books and records.

         (b) Optional Revaluations of Partnership Property. The Partnership will
             ---------------------------------------------
make the election to revalue Partnership Assets permitted under Section
                                                                -------
1.704-1(b)(2)(iv)(f) of the Regulations unless otherwise determined by the
--------------------
General Partner.

         (c) Book Adjustments on Distributions. With respect to all
             ---------------------------------
distributions of Partnership Assets to Partners, the Partnership shall comply with the provisions contained in Section 1.704-1(b)(2)(iv)(e) of the Regulations
                                 ----------------------------
(relating to adjustments to the Partners' Book Capital Accounts in connection with such distributions) and all allocations and adjustments made in connection therewith shall be in accordance with Article II of this Exhibit A.
                                      ----------         ---------

                                   ARTICLE II
                                   ----------
                    ALLOCATION OF CERTAIN PROFITS AND LOSSES
                    ----------------------------------------
                            FOR BOOK AND TAX PURPOSES
                            -------------------------

         Section 2.1  Profits and Losses.
                      ------------------

         (a) Allocation. The Profits or Losses of the Partnership shall be
             ----------
allocated to the Partners in accordance with their respective Percentage Interests.

         (b) Limitation. To the extent Losses which otherwise would have been
             ----------
allocated to a Limited Partner pursuant to Section 2.1(a) would cause such
                                           --------------
Limited Partner to have a deficit in its Adjusted Capital Account at the end of any fiscal year, such Losses shall not be allocated to the such Limited Partner but instead shall be allocated to the General Partner. This Section 2.1(b) is
                                                            --------------
intended to ensure that allocations of Losses have economic effect pursuant to
Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted
----------------------------
consistently therewith.

         Section 2.2 Special Allocations. The following special allocations
                     -------------------
shall be made in the following order:

         (a) Partnership Minimum Gain Chargeback. Notwithstanding any other
             -----------------------------------
provision of this Agreement to the contrary, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Sections
                                                                     --------
1.704-2(f), 1.704-2(g)(2) and 1.704-2(j)(2)(i) of the Regulations, or any
----------  -------------     ----------------
successor provisions. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the
                ----------------------     -------------

Regulations. This Section 2.2(a) is intended to comply with the Partnership
                  --------------
Minimum Gain chargeback requirement in Section 1.704-2(f) of the Regulations and
                                       ------------------
shall be interpreted consistently therewith.

         (b) Partner Nonrecourse Debt Minimum Gain Chargeback. Except as
             ------------------------------------------------
provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other
            ---------------------
provision of this Exhibit A to the contrary, if there is a net decrease in
                  ---------
Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii) of the
                    ----------------------     -----------------
Regulations, or any successor provisions. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the
                                 ----------------------     -------------
Regulations. This Section 2.2(b) is intended to comply with the chargeback of
                  --------------
items of income and gain requirement in Section 1.704-2(i)(4) of the Regulations
                                        ---------------------
and shall be interpreted consistently therewith.

         (c) Qualified Income Offset. In the event any Limited Partner
             -----------------------
unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704- 1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of
   ---------------------------------  ---    ---
Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Code Section 704(b), the deficit balance,
                                            --------------
if any, in its Adjusted Capital Account created by such adjustments, allocations, or distributions, as quickly as possible; provided, however, that an allocation pursuant to this Section 2.2(c) shall be made only if and to the
                               --------------
extent that such Limited Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Exhibit A have
                                                                 ---------
been tentatively made as if this Section 2.2(c) were not in the Agreement.
                                 --------------

         (d) Nonrecourse Deductions. Nonrecourse Deductions for any taxable
             ----------------------
period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Code Section 704(b), the General Partner is authorized, upon
                       --------------
notice to the Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

         (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner that bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of
                                                           ------------------
the Regulations.

         Section 2.3 Certain Book/Tax Differences. In accordance with Section
                     ----------------------------                     -------
704(c) of the Code and the applicable Regulations thereunder, income, gain, loss
------
and deduction with respect to any Partnership Asset contributed to the capital of the Partnership, or with respect to any Partnership Asset which has a Book Basis different than its adjusted tax basis, shall, solely for income tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted tax basis of such Partnership Asset to the Partnership and the Book Basis of such Partnership Asset.

                                   ARTICLE III
                                   -----------
                     TAX AND ACCOUNTING MATTERS; REPORTING.
                     --------------------------------------

         Section 3.1  Tax and Accounting Matters.
                      --------------------------

         (a) The Partnership will be on the accrual basis for both tax and accounting purposes.

         (b) The Partnership books and records shall be prepared in accordance with either tax accounting principles, consistently applied, or generally accepted accounting principles, consistently applied, as the General Partner shall determine in its sole discretion. Such books and records shall be audited by a firm of independent certified public accountants as determined by the General Partner at such times as the General Partner may determine, and the expenses of all such audits shall be borne by the Partnership; provided, however
                                                               --------- -------
that if the Partnership makes an election under Section 754 of the Code, any
                                                -----------
Partner receiving an adjustment in tax basis in Partnership Assets by application of Section 743 of the Code shall bear that portion of the accounting
               -----------
and audit expenses as is properly attributable to the calculation of such basis adjustment and the maintenance of the accounts with respect thereto.

         (c) All federal and state income tax returns of the Partnership shall be prepared under the direction of the General Partner, and all tax audits and litigation shall be conducted under the direction of the General Partner. The General Partner is hereby designated as the "tax matters partner" for the Partnership (as such term is defined in Section 6231(a)(7) of the Code).
                                        ------------------

         (d) The fiscal year of the Partnership shall end on the 31st day of December in each year.

         (e) The Partnership shall invest its funds in such interest bearing or non-interest bearing accounts as the General Partner shall determine from time to time.

         Section 3.2 Reporting. Within 60 days after the close of each calendar
                     ---------
year, the General Partner shall provide a copy of a set of unaudited financial statements to each Partner which shall include, as of the end of such year:

         (a) a balance sheet and a statement of net assets of the Partnership;

         (b) a statement of income;

         (c) a statement of cash flows;

         (d) a statement of the capital accounts of each Partner; and

         (e) a statement of Partnership allocations and distributions during such year.

                                   ARTICLE IV
                                   ----------

                          NO DEFICIT FUNDING OBLIGATION
                          -----------------------------

                  Notwithstanding anything to the contrary contained in this Exhibit A or in the Partnership Agreement, at no time shall any Partner be obligated to restore all or any portion of any deficit balance in such Partner's Book Capital Account.